Exhibit 8.1

List of Subsidiaries and Consolidated Entities of

Alibaba Group Holding Limited as of March 31, 2020*

Taobao Holding Limited (Cayman Islands)

Taobao China Holding Limited (Hong Kong)

Local Services Holding Limited (Cayman Islands )

Taobao (China) Software Co., Ltd. (PRC)

Zhejiang Tmall Technology Co., Ltd. (PRC)

Alibaba (Beijing) Software Services Co., Ltd. (PRC)

Ali Panini Investment Holding Limited (Hong Kong)

Zhejiang Taobao Network Co., Ltd. (PRC)

Zhejiang Tmall Network Co., Ltd. (PRC)

Zhejiang Tmall Supply Chain Management Co., Ltd. (PRC)

Tianjin Tmall E-Commerce Co., Ltd. (PRC)

Hangzhou Zhenqiang Investment Management Limited (PRC)

Hangzhou Tongxin Network Technology Co., Ltd. (PRC)

Zhejiang Tmall Network Technology Co., Ltd. (PRC)

Alibaba Cloud Computing (Zhangbei) Co., Ltd. (PRC)

HQG, Inc. (Cayman Islands)

Alibaba Group Services Limited (Hong Kong)

Alibaba (China) Co., Ltd. (PRC)

Lazada Group S.A. (Luxembourg)

Alibaba Group Treasury Limited (BVI)

Des Voeux Investment Company Limited (BVI)

Alibaba Group Properties Limited (Cayman Islands)

Ali CN Investment Holding Limited (BVI)

Alibaba Investment Limited (BVI)

Ali UC Investment Holding Limited (Cayman Islands)

Ali WB Investment Holding Limited (Cayman Islands)

AutoNavi Holdings Limited (Cayman Islands)

Ali YK Investment Holding Limited (Cayman Islands)

Ali CV Investment Holding Limited (Cayman Islands)

Perfect Advance Holding Limited (BVI)

Ali Fortune Investment Holding Limited (BVI)

Intime Retail (Group) Company Limited (Cayman Islands)

Hangzhou Ali Venture Capital Co., Ltd. (PRC)

Hema Investment Holding Limited (BVI)

Alibaba.com Limited (Cayman Islands)

Alibaba.com Hong Kong Limited (Hong Kong)

Alibaba.com Investment Holding Limited (BVI)

Alibaba.com China Limited (Hong Kong)

Alibaba (China) Technology Co., Ltd. (PRC)

Shenzhen OneTouch Business Service Ltd. (PRC)

Hangzhou Meitou Information Technology Co., Ltd. (PRC)

Alibaba (Chengdu) Software & Technology Co., Ltd. (PRC)

Hangzhou Alibaba Advertising Co., Ltd. (PRC)

Alibaba.com International (Cayman) Holding Limited (Cayman Islands)

Alibaba.com International (BVI) Holding Limited (BVI)

Alibaba Singapore Holding Private Limited (Singapore)

Alibaba Cloud (Singapore) Private Limited (Singapore)

Alibaba.com Singapore E-Commerce Private Limited (Singapore)

Alimama Limited (Cayman Islands)

Alimama Investment Holding Limited (BVI)

Alimama China Holding Limited (Hong Kong)

Hangzhou Alimama Technology Co., Ltd. (PRC)

Hangzhou Ali Technology Co., Ltd. (PRC)

Hangzhou Alimama Software Services Co., Ltd. (PRC)

Alibaba ZT Investment Limited (Hong Kong)

Alisoft Holding Limited (Cayman Islands)

Alisoft Investment Holding Limited (BVI)

Alisoft China Holding Limited (Hong Kong)

Zhejiang Alibaba Cloud Computing Ltd. (PRC)

Alibaba Cloud Computing Ltd. (PRC)

Hanbao (Shanghai) Information Technology Co., Ltd. (PRC)

*Other subsidiaries and consolidated entities of Alibaba Group Holding Limited have been omitted because, in the aggregate, they would not be a “significant subsidiary” as defined in rule 1-02(w) of Regulation S-X as of the end of the fiscal year covered by this report.